EXHIBIT 10.7

HONG KONG AIRCRAFT ENGINEERING COMPANY LIMITED

AND

BOCA INTERNATIONAL LIMITED

PERFORMANCE AGREEMENT

FOR

PROVISION OF ULTRA-HIGH EFFICIENCY BOCA HYRID POWER CHILLER PLANT

Agreement Reference No.: HX-101278

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Agreement Reference No.: HX-101278

THIS AGREEMENT is made on the 21st day of April, 2017.

1.	Parties
a)	HONG KONG AIRCRAFT ENGINEERING COMPANY LIMITED , a company incorporated and existing under the laws of Hong Kong Special Administrative Region, People’s Republic of China (“Hong

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b)	BOCA INTERNATIONAL LIMITED , a company incorporated and existing under the laws of Hong Kong and having its registered office is situated at Room 1301, 13th Floor, Golden Centre, 188 Des Voeux Road Central, Sheung Wan (hereinafter called the “Contractor”).

2.	Recitals

a)	HAECO is desirous of entering into a performance agreement with the Contractor for energy savings project by using Phase Change Material Thermal Energy Storage System together with Ultra-High Efficiency Boca Hybrid Power Chiller Plant (the “Plant”) and has selected the Contractor to provide such services as more particularly described in this Agreement.

b)	The parties have agreed to enter into this Agreement to record and set out the terms and conditions upon which such services will be provided by the Contractor to HAECO.

3.	Provisions

a)	Headings do not form part of this Agreement.

b)	References in this Agreement to Clauses and Schedules are references to clauses of and schedules to this Agreement. Schedule(s) and Appendix forms part of this Agreement.

c)	Unless the context requires otherwise, words importing the masculine, feminine or neuter gender shall include the others of them and words importing the singular number shall include the plural and vice versa.

4.	Appointment

HAECO hereby appoints the Contractor to perform the duties hereunder. The Contractor hereby accepts such an appointment.

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5.	Intellectual Property Rights

a)	The Contractor acknowledges that any and all of the copyright, trade marks and other intellectual property rights including all multimedia, audio-visual material and any software developed for HAECO hereunder (“IP Rights”) and with respect to all source code, documentation, flowcharts, drawings, specifications, manuals and other data or material of any nature which are created as a result of this Agreement are owned and will be the sole property of HAECO. The Contractor will not during or at any time after the completion, expiry or termination of this Agreement in any way question or dispute the ownership by HAECO thereof. The Contractor will forthwith deliver to HAECO upon request a copy of such source code, documentation, flowcharts, drawings, specifications, manuals and such source and object code (if any) together with other documentation relating thereto. The Contractor will only hold a copy of the same for support purposes only, and if so instructed by HAECO in writing, will forthwith destroy its copy of all such information and documents abovementioned.

b)	To the extent that any IP Rights are not vested in HAECO by operation of law or any other reason, The Contractor as beneficial owner or otherwise shall assign or procure the owner of the IP Rights to assign to HAECO at no cost to HAECO the entire copyright and all other rights in and to the IP Rights throughout the world including all vested future and contingent rights to which the owner of the IP Rights is now or may hereafter be entitled under the law in force in any part of the world for HAECO’s use and benefit absolutely for the full period or period of copyright throughout the world including all reversions, renewals and extensions created or provided by the law of any country. The Contractor undertakes to execute all such documents and take all such steps as may from time to time be necessary to secure to HAECO the rights assigned abovementioned.

c)	In the event the new inventions, designs or processes evolve design and development of the product and/or services under this Agreement, the Contractor acknowledges that the same will belong to HAECO.

d)	In the event that any third party IP Rights are used, the Contractor warrants that it has obtained for itself and for HAECO all necessary consents, approvals and licenses for use of the same in the product and/or services under this Agreement.

6.	Use of HAECO’s Name and Confidentiality

a)	The Contractor undertakes not to use or make any reference to HAECO’s name, directly or indirectly, in any product, Website, document, media, publication or publicity material of any kind without the prior written consent of HAECO.

b)	The Contractor further undertakes not to disclose or make available in any form to any third party or to use any confidential or proprietary information or trade secrets and/or materials concerning the business of HAECO or any of its dealings, transactions or affairs or those of any holding company, subsidiary or associated company of HAECO (other than such information and/or materials which become part of the public domain by lawful means) acquired by The Contractor in connection with or in the course of its performance of this Agreement except as authorized in writing by HAECO (or by the relevant associated company of HAECO as appropriate).

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c)	The provisions of this Clause 6 shall survive and continue to bind the Contractor notwithstanding termination of this Agreement or this Agreement ceasing to be effective.

7.	The Services

a)	The Contractor undertakes as follows:

(i)	to carry out certain services/works for HAECO as specified in Schedule I attached herewith (the “Services” or “Works”).

(ii)	to provide all the necessary labour/personnel, tools, equipment and materials required for the Services to be carried out properly and efficiently at all times.

(iii)	to ensure that all personnel are properly qualified, skilled and well- equipped in order to carry out the Services properly and efficiently.

b)	The Services shall be carried out by the Contractor in accordance with the working schedule to be prepared by the Contractor and agreed by HAECO on or as soon as possible after the execution of this Agreement.

c)	The Contractor accepts and acknowledges that HAECO’s requirements for the Services may change. If HAECO in its absolute discretion decides that it no longer needs or wishes the Contractor to provide any of the duties which comprise the Services then HAECO may notify the Contractor in writing of this fact and the change to the scope of Services of the Contractor’s which HAECO requires. HAECO will at the same time notify the Contractor of any adjustment to the charges set out in Schedule II.

d)	It is a fundamental term of this Agreement that the Contractor provides the Services in a prompt and professional manner at all times to the entire satisfaction of HAECO. HAECO reserves the right to request the Contractor to replace any unqualified personnel with one considered competent for delivery of the Services from time to time.

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g)	For the avoidance of doubt, the Contractor is only engaged by HAECO as an independent contractor, and under no circumstances may the Contractor represent to others that it is acting as HAECO’s employee or agent.

h)	The Contractor undertakes and shall ensure that all personnel delegated by it to carry out any of the Services are persons lawfully employable under the laws of Hong Kong and that no illegal immigrants or visitors breaching their conditions of stay are employed to carry out the Services.

i)	The Contractor shall observe all rules, regulations and procedures of HAECO and those issued by HAECO from time to time, including without limitation all safety and security procedures.

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1)	The Contractor has to ensure the compliance with all applicable laws and regulations in performance of the Services under this Agreement.

8.	Term

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9.	Charges

a)	In consideration of the Contractor providing the Services to HAECO, HAECO agrees to pay the Contractor according to the rates set out in Schedule II (the “Charges”). The Charges shall be the sole cost to HAECO.

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10.	Damages for Failure to Perform

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11.	Use of Data

a)	HAECO authorizes the Contractor to collect and information transmitted by the Plant.

b)	HAECO authorizes the Contractor to use the date and information solely for the purpose of daily operation for the Services.

c)	HAECO authorizes the Contractor to get access to the data for the purpose of software development and maintenance solely for the performance of Services under this Agreement.

d)	The Contractor shall keep strict confidentiality of HAECO’s Plant data and is not allowed to release, disclose or share with any third party under any circumstances.

12.	Transfer of Ownership of Goods

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13.	Not Applicable

14.	Environmental Consideration

The Contractor shall ensure that all Services are carried out with minimal adverse environmental impact on HAECO, its personnel and any other interested parties and that all Services provided are in compliance with the applicable environmental laws and regulations at all times. In the event of HAECO incurring any costs (including legal costs), expenses or liabilities or suffering from loss or damage arising from acts, omissions, default or negligence of the Contractor or in connection to events attributable to the Contractor’s breach of any of its obligations under this Agreement, the Contractor shall indemnify HAECO for all such costs, expenses, liabilities, loss and damages.

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15.	Code of Conduct

The Contractor shall comply with the current HAECO Corporate, Social and Environmental Responsibility Code of Conduct (“Code of Conduct”) at all times. If the Contractor becomes aware of any breach of the Code of Conduct during the performance of the Agreement, then it is required to notify HAECO as soon as reasonably practicable and take corrective actions within reasonable time. Otherwise, HAECO may give written notice to terminate the Agreement without any compensation on costs incurred.

16.	Anti-bribery

The Contractor must not under any circumstances offer or make any cash or cash equivalent gift, payment, loan or other advantage to any of HAECO staff. The offer or giving of such advantage may constitute on offence made under any jurisdiction (Cap. 201 Law of Hong Kong).

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17.	Force Majeure

a)	If either party is prevented or delayed from providing the Services or otherwise from performing this Agreement or any part thereof by reason of act(s) of God, including fire, flood, earthquake, storm or other natural disaster, the party so prevented (the “defaulting party”) shall, as soon as possible, and in any event within 7 days of the occurring of the relevant event(s), give verbal and written notice to the other party (the “non-defaulting party”), stating the circumstances together with such evidence thereof as can reasonably be given and specifying the period for which it is estimated that the defaulting party’s performance of this Agreement will be delayed or prevented. The non-defaulting party shall then be entitled at its option either to terminate this Agreement, without any liability to the defaulting party in respect of such termination or to extend the time for performing this Agreement or any part thereof by a period equivalent to that during which such performance has been prevented by any of the events referred to above.

b)	Without affecting the provisions in the preceding Clause 17 (a), if any of the events referred to in that Clause occur, the parties hereof shall first use their best endeavors to rectify any failure, loss or breakdown of the Services as soon as possible, and until such time as the same is rectified, the parties shall each comply with such fallback procedures as they may agree from time to time.

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18.	Assignment

a)	HAECO may at any time assign, transfer, sub-contract, novate or otherwise dispose of all or any of its benefits, rights, obligations and liabilities under this Agreement to any company and the Contractor hereby agrees that HAECO shall be released from all obligations and liabilities under this Agreement so assigned, transferred or novated upon such assignee, transferee or other party to the novation agreeing in writing to assume such obligations and liabilities in HAECO’s place.

b)	The Contractor shall not assign, transfer, sub-contract, or otherwise dispose of its rights, obligations or liabilities under this Agreement without the prior written consent of HAECO.

c)	In case of permitted sub-contracting,

(i)	the Contractor shall not be relieved from any liability or obligation under this Agreement. The Contractor shall be responsible for the acts, defaults and neglects of any sub-contractor, his servants or agents, as fully as if they were the acts, defaults or neglects of the Contractor, his servant or agent.

(ii)	It shall be the duty of the Contractor, if so required by HAECO, to furnish to HAECO all particulars required as to any sub-contractor employed or to be employed on the Works. The Contractor shall ensure that it shall be a condition in any sub-contract that the sub-contract shall terminate immediately upon the termination (for any reason) of this Agreement.

19.	Liability

a)	The Contractor shall be liable for and shall indemnify HAECO against all or any actions, loss, suits, claims, demands, proceedings, costs, charges or expenses whatsoever including any damage to any persons or property (including HAECO’s property) or the death of or injury to any individual, arising directly or indirectly from any negligence or failure to comply with its obligations under this Agreement on the part of the Contractor, its employees, servants, agents or sub-contractors, or in any way attributed to the performance of the Services by the Contractor, its employees, servants, agents or sub-contractors aforesaid.

b)	The Contractor shall be responsible for making good at no cost to HAECO any defective workmanship or materials (hereinafter referred to as “Defects”) for the Term from the Acceptance Date (hereinafter referred to as the “Defects Correction Period”).

c)	HAECO shall at all times be entitled to set-off without notice to the Contractor any sums owing to HAECO by the Contractor, (including without limitation, any damages, costs, charges or expenses incurred by HAECO as a result of the Contractor’s act or omission, negligence or breach of any of its obligation hereunder) against all or any monies owing to the Contractor by HAECO in any capacity whatsoever.

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d)	Without prejudice to the right of HAECO to set-off under Clause 19 (c) above, HAECO shall further have the right to withhold payment of such sum of money payable to the Contractor as HAECO in its absolute discretion thinks necessary if the Contractor’s act or omission, negligence or breach of any of its obligations hereunder gives rise or is likely to give rise to claim(s) against HAECO.

20.	Insurance

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21.	Safety

a)	HAECO requires that the Contractor place the highest importance on safety during the execution of the Works. The Contractor shall take absolute responsibility for the safety of all persons engaged in the execution of the Works and shall observe and comply with all rules, regulations, codes of practice of the relevant industry and instructions given by HAECO from time to time. In particular, all safety and security procedures must be followed. If deemed necessary by HAECO, the Contractor will arrange for its personnel to attend safety courses as required by HAECO at no expense to HAECO.

b)	The Contractor shall ensure that all Equipment used in the execution of the Works are in a safe, sound and good condition and capable of performing the functions for which they are intended. Without lessening the absolute responsibility of the Contractor in regard to such Equipment HAECO shall have the right to inspect such Equipment and if in HAECO’s opinion they are unsuitable they shall not be used in the Works.

c)	The Contractor is required to provide a detailed and comprehensive safety plan to the Responsible Officer before the commencement of the Works.

d)	To ensure effective communication on safety issues, HAECO may from time to time require the Contractor to attend periodic safety meetings, and the Contractor shall upon such requests, arrange its representatives from both management and working levels to attend the meetings.

e)	In case of any incident which may result in loss or damages to HAECO or any accident, the Contractor shall immediately report to HAECO and provide all the details of the likely cause of the incident/accident including the status of the Works, any possible time loss or delay in the scheduled Works and any safety issues associated with or arising from the incident/accident.

22.	Termination of Services

a)	In addition to HAECO’s rights to terminate this Agreement in accordance with Clauses 7 (e), 10, 13, 14, 15, 16 and 19, HAECO may terminate this Agreement by giving to the other party not less than one month notice in writing.

b)	If the Contractor shall make default in or commit any breach of its obligations hereunder or if the Contractor shall go into liquidation or if any distress or execution shall be levied upon the Contractor or if the Contractor shall enter into any negotiation for arrangement or composition with its creditors or commit any act of bankruptcy or if any petition in bankruptcy shall be presented against it or if any resolution is proposed or petition presented to wind up the Contractor or if a receiver of the Contractor’s assets or undertaking or any part thereof shall be appointed, HAECO shall be entitled to terminate this Agreement or to suspend the Contractor’s performance forthwith without prejudice to any other claim or right HAECO may make or exercise.

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c)	HAECO shall be entitled to terminate this Agreement forthwith without liability and without prejudice to any other claim or right HAECO may make or exercise if the Contractor is the subject of industrial action taken or threatened to be taken by its staff which in HAECO’s opinion is likely to prevent or affect the Contractor’s performance of any of its obligations hereunder.

23.	Applicable Law

This Agreement shall be governed by and construed in accordance with the Laws of Hong Kong and the parties hereby irrevocably submit to the non-exclusive jurisdiction of the Hong Kong courts.

24.	Correspondence Address

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25.	Notices

Any notice to be given under this Agreement shall either be delivered personally or sent by registered post (air-mail if overseas) or email sent with acknowledgement. The address for service of each party shall be the address given herein or such other address as may from time to time be notified for this purpose. A notice shall be deemed to have been served as follows:

a)	if personally delivered, at the time of the delivery;

b)	if posted, at the expiration of 48 hours after the envelope containing the same is delivered into the custody of the postal authority; and

c)	if sent by email with acknowledgement, at the time of transmission.

In proving such service, it shall be sufficient to prove that personal delivery was made or that the envelope containing such notice is properly addressed and delivered into the custody of the postal authority as a prepaid registered post or that the email had been received with acknowledgement.

26.	Miscellaneous

a)	No waiver by either party to this Agreement of any breach by the other of any provision hereof shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof, and any reasonable for bearance or delay by either party in exercising any of its rights hereunder shall not be construed as a waiver thereof.

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b)	If any provision of this Agreement is declared void or unenforceable by a court of law, such provision shall be severed from the remaining provisions which shall continue to be valid and enforceable to the fullest extent.

c)	This Agreement contains the entire agreement between the parties and supersedes any prior agreement in relation to the subject matter hereof. A variation of this Agreement must be in writing and signed by both parties to be valid.

IN WITNESS WHEREOF this Agreement has been executed the day and year first above written.

SIGNED BY	)
for and on behalf of	)
HONG KONG AIRCRAFT	)
ENGINEERING COMPANY LIMITED	)
)
)
in the presence of	)	Ronald Lam
	)	Director & General Manager, HK Operations

Carrie Lau
General Manager - Strategic Procurement

SIGNED BY	)
for and on behalf of	)
BOCA INTERNATIONAL	)
LIMITED	)
)
in the presence of	)
	)	Richard Chan
	)	Managing Director

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SCHEDULE I

SCOPE OF SERVICES

The Contractor shall provide the Services as below:

1)	Provision of a new Ultra-High Efficiency Boca Hybrid Power Chiller Plant (the Plant)

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2)	Carry out measurement and calculation for Coefficient of Performance (COP) of HAECO’S existing chiller plant and prepare a details design of new chiller plant

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3)	Maintenance and Repairing Service for the Plant

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4)	Project schedule

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5)	Provision of Direct Fired Absorption Chillers

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SCHEDULE II

THE CHARGES

The installation of the Plant will be responsible by the Contractor and HAECO has no upfront cost to pay. All payments will be paid by the electricity saved and the Contractor shall pay the rebate to HAECO at the agreed percentage.

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1)	Below diagram shown the HAECO Chiller Plant COEP running cost saving baseline definition:

HAECO Chiller Plant COEP Running.Cost Saving Baseline Definition

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2)	Cost saving measurement and calculation

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3)	Calculation of COEP

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4)	Saving percentage

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5)	Verification of data, record and saving calculation

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6)	Target Saving of this Agreement

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7)	Saving of Direct Fired Absorption Chillers

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Appendix A

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Appendix B

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Appendix C

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Appendix D

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